Exhibit 99.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of July 20, 2017, is entered into by and among Associated Banc-Corp, a Wisconsin corporation (“Buyer”), Bank Mutual Corporation, a Wisconsin corporation (the “Company”), and [●], a shareholder of the Company (the “Shareholder”).

WHEREAS, pursuant to the terms of the Agreement and Plan of Merger (as the same may be amended or supplemented, the “Merger Agreement”), dated as of the date hereof, by and between Buyer and the Company, the Company will be merged with and into Buyer, with Buyer as the surviving corporation (the “Merger”);

WHEREAS, the Shareholder beneficially owns the number of shares of Common Stock, $0.01 par value, of the Company (“Company Common Stock”) as set forth in the Company’s proxy statement for its 2017 annual meeting of shareholders (the “2017 Proxy Statement”) together with changes in ownership, if any, thereto reflected on any subsequently filed Form 4 (the “Existing Shares”); and

WHEREAS, as an inducement and a condition to Buyer and the Company to entering into the Merger Agreement, Buyer and the Company have required that the Shareholder, in his or her capacity as a shareholder of the Company, enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement.

2.	Voting Agreement. From the date hereof until the earlier of (a) the Closing Date, (b) the termination of the Merger Agreement in accordance with its terms, (c) the date at the Company Board validly makes an Adverse Recommendation pursuant to the Merger Agreement, and (d) the date of any amendment to, or waiver or modification of, the Merger Agreement that reduces the amount of the consideration payable to holders of Company Common Stock in the Merger pursuant to the Merger Agreement if, in the case of this clause (d), the Shareholder has voted against such matter in the Shareholder’s capacity as a director of the Company (the “Support Period”), the Shareholder irrevocably and unconditionally hereby agrees, that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called, or in connection with any written consent of the Company’s shareholders, the Shareholder shall (i) appear at such meeting or otherwise cause all of his or her Existing Shares and other shares of Company Common Stock over which he or she has acquired beneficial ownership after the date hereof (including any shares of Company Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Company Common Stock or otherwise) (collectively, the “New Shares” and, together with the Existing Shares, the “Shares”), which he or she owns or controls as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s shareholders to a later date if there are not sufficient votes to adopt the Merger Agreement, (C) against any action or proposal in favor of an Acquisition Proposal, without regard to the terms of such Acquisition Proposal, and (D) against any action, proposal, transaction or agreement that would reasonably be likely to (1) result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Shareholder contained in this Agreement, or (2) prevent, materially impede or materially delay the Company’s or Buyer’s ability to consummate the transactions contemplated by the Merger Agreement, including the Merger; provided, that the foregoing applies solely to Shareholder in his or her capacity as a shareholder or as a trustee or a limited general partner in any entity holding Shares, and, to the extent the Shareholder serves as a member of the board of directors or officer of the Company, nothing in this Agreement shall limit or affect any actions or omissions taken by the Shareholder in Shareholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or shall be construed to prohibit, limit or restrict Shareholder from exercising Shareholder’s fiduciary duties as a director or officer to the Company or its shareholders. For the avoidance of doubt, the foregoing commitments apply to any Shares held by any trust, limited partnership or other entity holding Shares for which the Shareholder serves in any partner, shareholder or trustee capacity. To the extent the Shareholder does not control, by himself or herself, the determinations of such shareholder entity, the Shareholder agrees to exercise all voting or other determination rights he or she has in such shareholder entity to carry out the intents and purposes of his or her support and voting obligations in this paragraph and otherwise set forth in this Agreement. The Shareholder covenants and agrees that, except for this Agreement, he or she (x) has not entered into, and shall not enter during the Support Period, any voting agreement or voting trust with respect to the Shares and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the intent of this Agreement.

3.	GRANT OF IRREVOCABLE PROXY. IN THE EVENT OF A FAILURE BY THE SHAREHOLDER TO ACT IN ACCORDANCE WITH THE SHAREHOLDER’S OBLIGATIONS AS TO VOTING PURSUANT TO SECTION 2 DURING THE SUPPORT PERIOD, THE SHAREHOLDER HEREBY IRREVOCABLY (DURING THE SUPPORT PERIOD) GRANTS TO AND APPOINTS BUYER AS THE SHAREHOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION), FOR AND IN THE NAME, PLACE AND STEAD OF STOCKHOLDER, TO REPRESENT, VOTE AND OTHERWISE ACT (BY VOTING AT ANY MEETING OF THE COMPANY’S SHAREHOLDERS, HOWEVER CALLED, OR IN CONNECTION WITH ANY WRITTEN CONSENT OF THE COMPANY’S SHAREHOLDERS, WITH RESPECT TO THE SHARES REGARDING THE MATTERS REFERRED TO IN SECTION 2 DURING THE SUPPORT PERIOD, TO THE SAME EXTENT AND WITH THE SAME EFFECT AS THE SHAREHOLDER MIGHT OR COULD DO UNDER APPLICABLE LAW, RULES AND REGULATIONS. THE PROXY GRANTED PURSUANT TO THIS SECTION 2 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE DURING THE SUPPORT PERIOD. DURING THE SUPPORT PERIOD, THE SHAREHOLDER WILL TAKE SUCH FURTHER ACTION AND WILL EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY. THE SHAREHOLDER HEREBY REVOKES ANY AND ALL PREVIOUS PROXIES OR POWERS OF ATTORNEY GRANTED WITH RESPECT TO ANY OF THE SHARES THAT MAY HAVE HERETOFORE BEEN APPOINTED OR GRANTED WITH RESPECT TO THE MATTERS REFERRED TO IN SECTION 2 AND THIS SECTION 3.

4.	Transfer Restrictions prior to Merger. The Shareholder hereby agrees that he or she will not, during the Support Period, without the written consent of Buyer, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Shares, or any interest therein, including the right to vote any Shares, as applicable (a “Transfer”); provided that the Shareholder may Transfer Shares (a) for philanthropic purposes, (b) for estate planning purposes so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement, (c) upon the death of the Shareholder, (d) for funds for the payment of the exercise price and/or income tax withholding or estimated tax payment obligations in connection with the exercise of stock options or the vesting of restricted stock, or (e) transfers of shares held as a trustee or administrator from a trust or estate to a beneficiary thereof pursuant to the terms of such trust or estate.

5.	Representations of the Shareholder. The Shareholder represents and warrants to Buyer as follows: (a) the Shareholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and legally binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery by the Shareholder or the performance of his or her obligations hereunder; (c) the execution and delivery of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon the Shareholder or the Existing Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, (d) as of the date hereof, the Shareholder beneficially owns (as such term is used in Rule 13d-3 of the Exchange Act) the Existing Shares, (e) as of the date hereof, the Shareholder beneficially owns the Existing Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement, under applicable federal or state securities laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions, applicable securities laws and similar considerations or as disclosed in the 2017 Proxy Statement).

6.	Effectiveness. This Agreement shall be effective upon signing and delivery. If the Merger Agreement is terminated for any reason in accordance with its terms, this Agreement (other than Sections 7 through 12) shall automatically terminate and be null and void and of no effect.

7.	Entire Agreement; Assignment. This Agreement is irrevocable. The recitals are incorporated as a part of this Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto; provided, however, that the rights under this Agreement are assignable by Buyer to a majority-owned affiliate or any successor-in-interest of Buyer, but no such assignment shall relieve Buyer of its obligations hereunder.

8.	Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Buyer would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with its specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by the Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Buyer may be entitled (including monetary damages), Buyer shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. The Shareholder further agrees that neither Buyer nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and the Shareholder irrevocably waives any right he or she may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

9.	Governing Law; Jurisdiction and Venue. All questions concerning the construction, validity enforcement and interpretation of this Agreement shall be governed by the internal law of the State of Wisconsin, without giving effect to any choice of law of conflict of law provision or rule (whether of the State of Wisconsin or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Wisconsin. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the Courts of Wisconsin or federal court within the State of Wisconsin), in any action or proceeding arising out of or relating to this Agreement and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, (a) any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 12, and (b) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.	Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such unenforceable provision had never comprised a part of this Agreement, the remaining provisions of this Agreement shall remain in full force and effect, and the court construing this Agreement shall add as a part of this Agreement, a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision.

11.	Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Buyer and the Shareholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12.	Counterparts. The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

[Signature pages follow]

SIGNED as of the date first set forth above:

ASSOCIATED BANC-CORP	BANK MUTUAL CORPORATION

By:	By:
Name:		Name:
Title:		Title:

Additional Signatures on Next Page

[Signature Page to Voting and Support Agreement]

SHAREHOLDER:

[Signature Page to Voting and Support Agreement]